UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 12, 2009

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 11, 2009, the Company entered into a consulting agreement with Liviakis Financial Services, Inc., (“LFS”) pursuant to which LFS agreed to provide certain investor relations services on behalf of the Company until May 10, 2010, unless earlier terminated (the “Consulting Agreement”). In exchange for entering into this agreement, the Company agreed to issue shares of the Company’s Common Stock to LFS and its designees as the sole consideration for the Consulting Agreement.  See Item 3.02.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 11, 2009, the Company entered into the Consulting Agreement, pursuant to which the Company was obligated to issue on such date an aggregate of 2,120,000 shares of Company Common Stock to LFS and its designees (the “Liviakis Shares”) as full consideration for the engagement of LFS for certain investor relations services for a period of one year.  The issuance of the Liviakis Shares was approved by the Company’s Board of Directors on May 11, 2009. The market value per share of the Liviakis Shares as of such date was $0.05 per share and as a result valued the services to be provided at $106,000.

No underwriters were involved in any of the transactions described above.  All of the securities issued in the foregoing transactions were issued by the Company in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, including Regulation D promulgated thereunder, in that the transactions involved the issuance and sale of the Company’s securities to financially sophisticated individuals or entities that were aware of the Company’s activities and business and financial condition and took the securities for investment purposes and understood the ramifications of their actions.  The Company did not engage in any form of general solicitation or general advertising in connection with any of such transactions.  All of the purchasers also represented that they were “accredited investors” as defined in Regulation D and that they were acquiring such securities for their own account and not for distribution.  All certificates representing the securities issued have a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred until properly registered under the Securities Act or an exemption applies.

See also Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Consulting Agreement, dated May 11, 2009, entered into by and between the Company and Liviakis Financial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: May 12, 2009	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer